UNIT PURCHASE AGREEMENT

                            dated as of July 16, 2007

                                  by and among



                    SECURITY NATIONAL FINANCIAL CORPORATION,

                              C & J FINANCIAL, LLC,

                                HENRY CULP, JR.,

                          CULP INDUSTRIES, INCORPORATED

                                       and

                        THE UNITHOLDER THAT HAS EXECUTED
                           AGREEMENT BY UNITHOLDER OF
                              C & J FINANCIAL, LLC
                   TO SELL UNITS IN UNIT PURCHASE TRANSACTION
                         IN THE FORM ATTACHED AS ANNEX I

                                TABLE OF CONTENTS
                                                                     Page
ARTICLE I - PURCHASE AND SALES OF UNITS......................................1

         1.1   Sale and Purchase of the Units ...............................1
         1.2   Purchase Consideration........................................1
         1.3   Cancellation of Promissory Note...............................2
         1.4   Lease Agreement with C & J Financial..........................2
         1.5   Delivery of Units.............................................2
         1.6   Adjustments...................................................2
         1.7   Noncompetition and Confidentiality Agreements.................2
         1.8   Key Man Insurance.............................................2
         1.9   Loan Agreement with Regions Bank..............................3
         1.10  Transfer of Automobile Lease..................................3

ARTICLE II - THE CLOSING.....................................................3

         2.1   Closing.......................................................3

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF
     C & J FINANCIAL, CULP AND CULP INDUSTRIES...............................3

         3.1   Organization, Good Standing and Power.........................4
         3.2   Capital Structure ............................................4
         3.3   Authority ....................................................5
         3.4   Distributions, Unit Purchases, Etc. ..........................5
         3.5   Financial Statements .........................................6
         3.6   Compliance With Law ..........................................6
         3.7   No Defaults ..................................................6
         3.8   Litigation ...................................................6
         3.9   No Material Adverse Change ...................................7
         3.10  Absence of Undisclosed Liabilities............................8
         3.11  Information Supplied..........................................8
         3.12  Certain Agreements ...........................................8
         3.13  Plans; Benefits; Employment Claims............................9
         3.14  Major Contracts ..............................................9
         3.15  Taxes .......................................................11
         3.16  Interests of Managers and Members ...........................13
         3.17  Intellectual Property .......................................13
         3.18  Restrictions on Business Activities .........................14
         3.19  Title to Properties; Absence of Liens and
               Encumbrances; Conditions of Equipment........................14
         3.20  Governmental Authorization and Licenses......................14
         3.21  Environmental Matters .......................................15
         3.22  Insurance ...................................................16
         3.23  Labor Matters ...............................................16

                                TABLE OF CONTENTS
                                   (continued)
                                                                       Page

         3.24  Questionable Payments .......................................16

ARTICLE IV - COVENANTS OF UNITHOLDER .......................................16

         4.1   Unitholder to Sell Units in Transaction......................16

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF
         SECURITY NATIONAL .................................................16

         5.1   Organization, Good Standing and Power .......................17
         5.2   Authority ...................................................17
         5.3   Board Authorization..........................................18

ARTICLE VI - CONDUCT AND TRANSACTIONS PRIOR TO
          CLOSING DATE; ADDITIONAL AGREEMENT................................18

         6.1   Conduct of Business of C & J Financial.......................18

ARTICLE VII - CONDITIONS PRECEDENT .........................................22

         7.1   Conditions to Each Party's Obligation to
               Effect This Transaction .....................................22
         7.2   Conditions to Obligations of C & J Financial.................22
         7.3   Conditions to Obligations of Security National
               and Shareholders.............................................24

ARTICLE VIII - TERMINATION .................................................25

         8.1    Termination ................................................25

ARTICLE IX - INDEMNIFICATION ...............................................25

         9.1    Obligation of Unitholders to Indemnify .....................25
         9.2    Notice and Opportunity to Defend ...........................26

ARTICLE X - GENERAL PROVISIONS .............................................27

         10.1   Survival of Representations, Warranties,
                Covenants and Agreements....................................27
         10.2   Amendment ..................................................27
         10.3   Extension; Waiver ..........................................27

                                TABLE OF CONTENTS
                                   (continued)

                                                                        Page
         10.4   Notices ....................................................28
         10.5   Interpretation .............................................29
         10.6   Counterparts ...............................................29
         10.7   Entire Agreement ...........................................29
         10.8   No Transfer ................................................29
         10.9   Severability ...............................................29
         10.10  Other Remedies .............................................29
         10.11  Further Assurances .........................................29
         10.12  No Third Party Beneficiary Rights ..........................30
         10.13  Mutual Drafting ............................................30
         10.14  Governing Law ..............................................30
         10.15  Expenses ...................................................30
         10.16  Brokers or Finders .........................................30
         10.17  Public Announcements .......................................30
         10.18  Confidentiality ............................................30
         10.19  Attorney's Fees.............................................31

EXHIBITS

       Exhibit 1   C & J Financial Disclosure Schedule

                             UNIT PURCHASE AGREEMENT


     THIS UNIT PURCHASE AGREEMENT (the "Agreement") is dated effective as of July 16, 2007, and entered into by and among SECURITY NATIONAL FINANCIAL CORPORATION, a Utah corporation ("Security National"), C & J FINANCIAL, LLC, an Alabama limited liability company ("C & J Financial"), HENRY CULP, JR. ("Culp"), CULP INDUSTRIES, INCORPORATED, an Alabama corporation ("Culp Industries") and the unitholders of C & J Financial that have executed the AGREEMENT BY UNITHOLDERS OF C & J FINANCIAL TO SELL UNITS IN UNIT PURCHASE TRANSACTION in the form attached as Annex I (the "Unitholders").

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Security National, C & J Financial, Culp, Culp Industries and the Unitholders hereby agree as follows:

                       ARTICLE IPURCHASE AND SALE OF UNITS

     1.1 Sale and Purchase of the Units. At the Closing, as hereinafter defined, upon and subject to the terms and conditions set forth in this Agreement, the
Unitholders shall sell, transfer, assign and deliver to Security National, and Security National shall purchase from the Unitholders, Sixty-six and Two Thirds (66-2/3) units of C & J Financial (the "C & J Financial Units"), representing all of the issued and outstanding units owned by the Unitholders, free and clear of all liens, claims, options, proxies, voting agreements, charges and encumbrances.

     1.2 Purchase Consideration. Subject to the terms and conditions of this Agreement, including cancellation of the Culp Promissory Note as described in
Section 1.3 of this Agreement, in reliance upon representations, warranties, agreements and covenants of C & J Financial, Culp and Culp Industries contained herein, and in consideration of the sale, transfer, assignment and delivery of the C & J Financial Units as herein provided, Security National agrees to provide the following purchase consideration (the "Purchase Consideration") at the Closing Date as defined in Section 1.5 below: (a) Cash in U.S. dollars by certified funds or wire transfer in the amount of One Million Two Hundred Fifty Thousand Dollars ($1,250,000) payable to Culp; (b) A quit claim deed from C & J Financial conveying and quitclaiming to Culp all rights, title and interest in or to that certain building and surrounding property located in the Jester Commercial Park at 170 Jester Parkway, Rainbow City, Alabama (the "Jester Building"); and (c) A promissory note (the "Culp Promissory Note") in the amount of Three Hundred Eighty-one Thousand Five Hundred Dollars ($381,500) plus interest at the rate of 5% per annum from Security National to Culp, as payee, payable over a period of twenty-four (24) months in monthly payments of $16,736.94 per month, including interest, until paid in full.

     1.3 Cancellation of Promissory Note. Culp agrees to deliver to Security National at the Closing Date as defined in Section 1.5 below that certain promissory note dated June 27, 2007 (the "Note") in the principal amount of One Million Seven Hundred Fifty-five Thousand Two Hundred Thirty-six and Forty-three Hundredths Dollars ($1,755,236.43) plus interest at the rate of 8.25% per annum from C & J Financial, as borrower, to Culp, as lender, with such Note to be cancelled and marked on its face "paid in full" in consideration and in exchange for the Purchase Consideration provided to Culp as described in Section 1.2 above. Culp additionally acknowledges and represents that as of the Closing Date there are no outstanding obligations or debts owed by C & J Financial to Culp other than the Note which is to be cancelled pursuant to this Section 1.3.

     1.4 Lease Agreement with C & J Financial. Culp Industries agrees to enter into a lease agreement with C & J Financial at the Closing Date as defined in
Section 1.5 below to lease to C & J Financial for a term of three years beginning on July 16, 2007 and ending on July 16, 2010 approximately 5,000 square feet designated in the buildings located in Jester Commercial Park at 173 and 175 Jester Parkway, Rainbow City, Alabama, for which C & J Financial, as tenant, shall pay to Culp Industries, as landlord, monthly installments of Twelve Hundred Dollars ($1,200) payable in advance on the first day of each month, for a total lease payment of Forty Three Thousand Two Hundred Dollars ($43,200).

     1.5 Delivery of Units. At the Closing Date, the Unitholders shall each deliver to Security National certificates with power executed in blank representing the outstanding units of C & J Financial Units required by Section
1.2 hereof.

     1.6 Adjustments. If the amount of the total equity on the balance sheet as of May 31, 2007 of C & J Financial, as defined as total assets minus total liabilities, is greater than the amount of the total equity on the balance sheet as of the Closing Date of C & J Financial, Culp agrees to pay to Security National the difference between the total equity on the balance sheet as of May 31, 2007 and the total equity on the balance sheet as of the Closing Date by reducing the amount of the Culp Promissory Note payable by Security National to Culp as described in Section 1.2(d) above by such difference in the amounts of the total equity on such balance sheets. If the amount of the total equity on the balance sheet as of May 31, 2007 of C & J Financial is less than the amount of the total equity on the balance sheet as of the Closing Date of C & J Financial, Security National agrees to pay to Culp the difference between the total equity on the balance sheet as of May 31, 2007 and the total equity on the balance sheet as of the Closing Date by increasing the amount of the Culp Promissory Note payable by Security National to Culp by such difference in the amounts of the total equity on such balance sheets.

     1.7 Noncompetition and Confidentiality Agreements. At the Closing Date, the Unitholders shall each deliver to Security National Noncompetition and Confidentiality Agreements requiring the Unitholders not to compete with C & J Financial for a period of five (5) years from the Closing Date and such agreements shall also contain standard provisions concerning confidentiality and non-solicitation with respect to C & J Financial.

     1.8 Key Man Insurance. Culp shall be entitled to the assignment of the key man insurance policy in his name for the benefit of C & J Financial, including the rights to the cash value of the policy and the right to change the name of the beneficiary of the policy to someone other than C & J Financial, provided that Culp pay to C & J Financial the cash value of the policy and agree to be responsible for the payment of any premiums owed under the policy.

     1.9 Loan Agreement with Regions Bank. Security National, C & J Financial, Culp and Culp Industries acknowledge the existence of a business loan agreement with Regions Bank, as lender, and Culp Industries, as borrower, which provides for a line of credit for C & J Financial. The outstanding balance on the line of credit on July 16, 2007 is $1,971,763.59. The line of credit is secured by, among other assets, the accounts receivable of C & J Financial and is personal guaranteed by Culp. Security National has received written confirmation that Regions Bank will not authorize any further advances or sweeps with respect to the line of credit. C & J Financial, Culp and Culp Industries each represent and warrant that it or he, and any of its respective employees, representatives, or agents, will take no action to cause further advances or sweeps to be made on the line of credit. Security National agrees that it will pay off the outstanding balance on the line of credit with Regions Bank relating to the business of C & J Financial. Security National will initially attempt to pay off the line of credit by means of applying the payments on the accounts receivable of C & J Financial as such payments are made in the ordinary course of business.

     1.10 Transfer of Automobile Lease. Security National agrees to transfer to Culp the lease on the 2007 Toyota Camry for the exclusive use by Culp. Culp agrees to assume the lease payments on the automobile as well as costs of insurance and maintenance of the vehicle. ARTICLE IITHE CLOSING 2.1 Closing. The closing of the transaction (the "Closing") shall take place at the offices of C & J Financial, 175 Jester Parkway, Rainbow City, Alabama, unless a different date or place is agreed to in writing by the parties hereto. Each party hereto shall use its reasonable best efforts to cause the Closing to occur on or before July 16, 2007, unless this date is extended as provided herein (the "Closing Date").

                                   ARTICLE III
   REPRESENTATIONS AND WARRANTIES OF C & J FINANCIAL,CULP AND CULP INDUSTRIES

     Except as disclosed in a document to be prepared by C & J Financial, Culp and Culp Industries and delivered to Security National prior to the Closing Date (the "C & J Financial Disclosure Schedule") referring specifically to the applicable representation and warranty in this Agreement that identifies the basis for an exception to a representation and warranty in this Agreement and that is delivered by C & J Financial to Security National and approved by Security National by execution of this Agreement, C & J Financial, Culp and Culp Industries represent and warrant to Security National as set forth below, and such representations and warranties shall be true and correct as of the date thereof and at all times thereafter including, without limitation, the Closing Date, as if made at all such times. As used in this Agreement (i) "Business Condition" with respect to any business entity or group of business entities shall mean the business and financial condition and prospects of such entity or entities taken as a whole and (ii) "material adverse effect" on the Business Condition shall be deemed to include, without limitation, (x) any inaccuracy in the capital structure representation set forth in Section 3.2 below and (y) any material liability not reflected on the May 31, 2007 Unaudited Financial Statement (as defined in Section 3.5 below).

     3.1 Organization, Good Standing and Power . C & J Financial is a limited liability company, duly organized, validly existing and in good standing under the laws of its state of Alabama and has all requisite power and authority to own, operate and lease its properties and to carry on its businesses as now being conducted. Schedule 3.1 of the C & J Financial Disclosure Schedule contains a true and correct listing of all states in which C & J Financial is registered, licensed and authorized to engage in business. C & J Financial is not aware of any threatened or pending action or inaction that could result in the loss of or an adverse change in any such registration or license. C & J Financial is in good standing under all such registrations and licenses. C & J Financial is duly qualified as a foreign limited liability company and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its individual Business Condition. The C & J Financial Disclosure Schedule also sets forth a true and complete list of the states where C & J Financial is qualified as a foreign limited liability company. C & J Financial has no other direct or indirect equity interest in or loans to any partnership, corporation, joint venture, business association or other entity. C & J Financial has delivered to Security National complete and correct copies of its Articles of Organization and Operating Agreement, in each case as amended to the date hereof, and has delivered or made available minutes of all of C & J Financial's members' meetings, and unit certificate books correctly setting forth the record ownership of all outstanding units of C & J Financial Units.

         3.2      Capital Structure .

          (a) There are 66-2/3rds units issued and outstanding, all of which are owned by the Unitholders and there are 33-1/3rd units previously issued but subsequently surrendered to C & J Financial. Except as disclosed on
     Schedule 3.2 of the C & J Financial Disclosure Schedule, there are no other debt, equity or hybrid debt or equity interests or securities of C & J Financial issued and outstanding.

          (b) All outstanding units of C & J Financial and other C & J Financial securities, if any, are validly issued, fully paid and non-assessable and, except as disclosed on the C & J Financial Disclosure Schedule, are not subject to any liens, claims, encumbrances or charges of any kind or nature or any preemptive rights created by statute, C & J Financial's Articles of Organization or Operating Agreement or any other agreement to which C & J Financial is a party or by which C & J Financial may be bound. There are no options, warrants, calls, conversion rights, commitments or agreements of any character to which C & J Financial is a party or by which C & J Financial may be bound that do or may obligate C & J Financial to issue securities of any kind or nature or to grant, extend or enter into any such option, warrant, call, conversion right, commitment or agreement or which relate to the voting of the C & J Financial units.

         3.3      Authority .
                  ---------

          (a) C & J Financial has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the performance by C & J Financial of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of C & J Financial, including approval by its Manager, Members and Unitholders. This Agreement shall constitute legal, valid and binding obligations of C & J Financial enforceable against C & J Financial in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

          (b) To the best knowledge of C & J Financial, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with or result in any violation of any material statute, law, rule, regulation, judgment, order, decree or ordinance applicable to C & J Financial or its properties or assets, nor will it conflict with or result in any breach or default (with or without the giving of notice or the lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of any material benefit under, or result in the creation of a material lien, charge or encumbrance on any of the properties or assets of C & J Financial pursuant to (i) any provision of the Articles of Organization or Operating Agreement of C & J Financial or (ii) any material agreement, contract, note, mortgage, indenture, lease instrument, permit, concession, franchise, registration or license to which C & J Financial is a party or by which C & J Financial or any of its properties or assets may be bound or affected.

          (c) To the best knowledge of C & J Financial, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency, commission, regulatory authority or other governmental authority or instrumentality, whether domestic or foreign (collectively, a "Governmental Entity"), is required by or with respect to C & J Financial in connection with the execution and delivery of this Agreement and by C & J Financial or the consummation by C & J Financial of the transactions contemplated hereby or thereby, except for (i) filing required documents with the relevant authorities of states in which C & J Financial is qualified to do business, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the laws of any foreign country, which, if not obtained or made, would not have a material adverse effect on the Business Condition of C & J Financial. All approvals of C & J Financial's Manager, Members and Unitholders as required by applicable law have been obtained and are in force and effect and no dissenters' rights have been exercised under applicable law.

     3.4 Distributions, Unit Purchases, Etc. Since May 31, 2007, C & J Financial has not (i) declared or paid any distributions (either in cash, property or its units of any class) upon, or made or become committed to make any distribution with respect to, or purchased, redeemed or otherwise beneficially acquired any of its outstanding units of any class, or become committed so to do; (ii) split up, combined or reclassified any of its outstanding units of any class, or become committed so to do; or (iii) issued or become committed to issue any additional units of any class or any options, rights or warrants to acquire, or securities convertible into or exchangeable for, or which otherwise confer upon the holder or holders thereof any right to acquire, any units of any class or any other security or debt of C & J Financial.

     3.5 Financial Statements . C & J Financial has furnished or made available to Security National prior to the Closing Date of this Agreement, C & J Financial's unaudited financial statement for the period ended May 31, 2007, including balance sheets and the related statements of income and equity (the "May 31, 2007 Unaudited Financial Statement"). The May 31, 2007 Unaudited Financial Statement is listed in Schedule 3.5 of the C & J Financial Disclosure Schedule. The May 31, 2007 Unaudited Financial Statement has been prepared in accordance with generally accepted accounting principles (GAAP) consistently applied and fairly present the financial position of C & J Financial as at the date thereof and the results of its operations for the period then ended. There has been no change in C & J Financial's accounting policies.

     3.6 Compliance With Law . To the best knowledge of C & J Financial, C & J Financial is in compliance with and has conducted its business so as to comply with all laws, rules, regulations, judgments, decrees or orders of any Governmental Entity applicable to its operations or with respect to which compliance is a condition of engaging in the business thereof, except to the extent that failure to comply could, individually or in the aggregate, not have had and is not reasonably expected to have, a material adverse effect on the Business Condition of C & J Financial. There are no material judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against C & J Financial or against any of its properties or businesses. Schedule 3.6 of the C & J Financial Disclosure Schedule contains a summary of all material violations of, or conflicts with, any applicable statute, law, rule, regulation, ruling, order, judgment or decree, listed by each such Governmental Entity, including any of the foregoing relating to any environmental or health laws.

     3.7 No Defaults . To the best knowledge of C & J Financial, C & J Financial is not, nor has it received notice that it is or would be with the passage of time or the giving of notice, or both, (a) in violation of any provision of its Articles of Organization or Operating Agreement or (b) in default or violation of any term, condition or provision of (i) any judgment, decree, order, injunction or stipulation applicable to C & J Financial or (ii) any agreement, note, mortgage, indenture, contract, lease, instrument, permit, registration, concession, franchise or license to which C & J Financial is a party or by which C & J Financial or any of its properties or assets may be bound, which violation or default could, individually or in the aggregate, have a material adverse effect on the Business Condition of C & J Financial.

     3.8 Litigation . There is no action, suit, proceeding, claim, arbitration or investigation pending or, to the best knowledge of C & J Financial, threatened, against C & J Financial that, individually or in the aggregate, could be reasonably expected to have a material adverse effect on the Business Condition of C & J Financial, or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated hereby. Schedule 3.8 of the C & J Financial Disclosure Schedule sets forth with respect to each pending action, suit, proceeding, claim, arbitration or investigation to which C & J Financial is a party, the forum, the parties thereto, a brief description of the subject matter thereof and the amount of damages claimed. C & J Financial is not aware of any reasonable basis for any other such action, suit, proceeding, claim, arbitration or investigation. C & J Financial has delivered or made available to Security National correct and complete copies of all correspondence prepared by its counsel for C & J Financial's independent public accountants in connection with any audits or reviews completed by C & J Financial's independent public accountants.

     3.9 No Material Adverse Change . Since May 31, 2007, C & J Financial has conducted its business in the ordinary course and there has not occurred:

          (a) Any material adverse change in the Business Condition of C & J Financial;

          (b) Any amendments or changes in the Articles of Organization or Operating Agreement of C & J Financial;

          (c) Any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting any of the properties or businesses of C & J Financial;

          (d) Any issuance, redemption, repurchase or other acquisition of the units of C & J Financial or any declaration, setting aside payment of any dividend or other distribution (whether in cash, units or property) with respect to the units of C & J Financial;

          (e) Any increase in or modification of the compensation or benefits payable or to become payable by C & J Financial to any of its managers, members or employees, except in the ordinary course of business consistent with past practice;

          (f) Any material increase in or modification of any bonus, pension, insurance or other employee benefit plan, payment or arrangement, including, but not limited to, the granting of options or unit appreciation rights made to, for or with any of its employees, except in the ordinary course of business consistent with past practice;

          (g) Any sale of the property or assets of C & J Financial individually in excess of $1,000 or in the aggregate in excess of $2,500;

          (h) Any alteration in any term of any outstanding security of C & J Financial;

          (i) Any (a) incurrence, assumption or guarantee by C & J Financial of any debt for borrowed money; (b) issuance or sale of any securities convertible into or exchangeable for debt securities of C & J Financial;
     (c)  issuance  or sale of  options or other  rights to  acquire  from C & J
     Financial, directly or indirectly, debt securities or any securities convertible into or exchangeable for any such debt securities; or (d) any material premium refunds;

          (j) Any creation or assumption by C & J Financial of any mortgage, pledge, security interest, lien or other encumbrance on any of its assets or properties;

          (k) Any making of any loan, advance or capital contribution to, or investment in, any person other than (a) travel loans or advances made in the ordinary course of business of C & J Financial and (b) other loans and advances in an aggregate amount that does not exceed $1,000 outstanding at any time;

          (l) Any entry into or any amendment or relinquishment of or any termination or renewal by C & J Financial of any contract, lease transaction, commitment or other right or obligation, except in the ordinary course of business consistent with past practice;

          (m) Any transfer or grant of a right under the C & J Financial Intellectual Property Rights (as defined in Section 3.17 below) other than those transferred or granted in the ordinary course of business consistent with past practice;

          (n) Any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of C & J Financial;

          (o) Any violation of or conflict with any applicable laws, statutes, orders, rules or regulations promulgated, or judgment entered by any Governmental Entity, that, individually or in the aggregate, materially and adversely affects (or, insofar as C & J Financial knows, might reasonably be expected to materially and adversely affect) the Business Condition of C & J Financial; or

          (p) Any agreement or arrangement made by C & J Financial to take any action that, if taken prior to the date hereof, would have made any representation or warranty set forth in this Section 3 untrue or incorrect as of the date when made.

     3.10 Absence of  Undisclosed  Liabilities . Except as disclosed in Schedule
3.10 of the C & J Financial Disclosure Schedule or as reflected in the May 31, 2007 Unaudited Financial Statement and except for liabilities and obligations arising after May 31, 2007, in the ordinary course of business consistent with past practices that could not reasonably be expected to have a material adverse effect on the Business Condition of C & J Financial, C & J Financial has no liabilities or obligations (whether absolute, accrued or contingent, and whether or not determined or determinable) of a character that, under GAAP, should be accrued, shown or disclosed on an unaudited balance sheet of C & J Financial.

     3.11 Information Supplied . None of the information supplied or to be supplied by C & J Financial pursuant to this Agreement and no representation or warranty made herein or in any exhibit hereto or in any financial statement or schedule attached hereto contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     3.12  Certain  Agreements  . Neither  the  execution  and  delivery of this
Agreement nor the consummation of the transactions contemplated hereby or thereby will (a) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any manager, member or employee of C & J Financial under any Plan (as defined in Section 3.13 below) or otherwise, (b) materially increase any benefits otherwise payable under any Plan or (c) result in the acceleration of the time of payment or vesting of any such benefit.

     3.13 Plans ; Benefits; Employment Claims.

          (a) All employee benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document) covering any active, former or retired employee or consultant of C & J Financial are listed in Schedule 3.13 of the C & J Financial Disclosure Schedule (individually, a "Plan" and, collectively, the "Plans"). To the extent applicable, the Plans comply with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, and any Plan intended to be qualified under Section 401(a) of the Code has either obtained a favorable determination letter as to its qualified status from the Internal Revenue Service (the "IRS") or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such a determination letter and to make any amendments necessary to obtain a favorable determination. To the extent any Plan with an existing determination letter from the IRS must be amended to comply with the applicable requirement of the Tax Reform Act of 1986, as amended, and subsequent legislation, the time period for effecting such amendments will not expire prior to this transaction. C & J Financial has furnished or made available to Security National copies of the most recent IRS letters and IRS Form 5500 with respect to any such Plan. No Plan is covered by Title IV of ERISA or Section 412 of the Code. Neither C & J Financial nor any officer or director of C & J Financial has incurred any liability or penalty under Section 4975 through Section 4980 of the Code or Title I of ERISA. Each Plan has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by and all applicable statutes, laws, rules, orders, rules and regulations, including, but not limited to, ERISA and the Code, that are applicable to such Plans. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought, or, to the best knowledge of C & J Financial, is threatened, against or with respect to any such Plan. All contributions, reserves and premium payments required to be made or accrued as of the date hereof to the Plans have been made or accrued.

          (b) Except as described in Schedule 3.13 attached hereto, no present or former employee of C & J Financial has any claim against C & J Financial (whether under federal or state law, under any employment agreement, or otherwise) on account of or for (i) overtime pay, other than overtime pay for work done in current payroll period; (ii) wages or salary for any period other than the current payroll period; (iii) vacation time off or pay in lieu of vacation time off, other than (x) accumulated vacation pay as show in the schedule referred to above, and (y) vacation time off (or pay in lieu thereof) earned in or in respect of the current fiscal year; or
     (iv) any material violation of any statute, ordinance or regulation relating to minimum wages or maximum hours of work.

          (c) No person or party (including, but not limited to governmental agencies of any kind) has filed, or to the knowledge of C & J Financial has threatened to file, any claim against C & J Financial under or rising out of any statute, ordinance or regulation relating to discrimination in employment or employment practices. No person has any material claim under which C & J Financial has any material liability under any health, sickness, disability, medical, surgical, hospital, or surgical, hospital, or similar benefit plan or arrangement, or by virtue of his or her employment maintained by C & J Financial, or to or by which C & J Financial is a party or is bound, or under any workmen's compensation or similar law, which is not fully covered, subject only to standard deductibles, by insurance maintained with reputable, financially responsible insurers. No person has any claim or has filed any action or has threatened to file any action or bring a claim by virtue of his or her employment by C & J Financial including, without limiting the generality of the foregoing, sexual harassment, wrongful termination, or other actions.

     3.14 Major Contracts . Except as disclosed in Schedule 3.14 of the C & J Financial Disclosure Schedule, C & J Financial is not a party to or subject to:

          (a) Any union contract or any employment or consulting contract, agreement or arrangement providing for future compensation, whether written or oral, with any officer, consultant, director or employee that is not terminable by C & J Financial on thirty (30) days' or less notice without penalty or obligation to make payments related to such termination;

          (b) Any plan, contract or arrangement, whether written or oral, providing for bonuses, pensions, deferred compensation, severance pay or severance benefits, retirement payments, profit-sharing payments or similar such payments;

          (c) Any joint venture contract, agreement or arrangement or any other agreement that has involved or is expected to involve a sharing of profits with another person or entity;

          (d) Any existing marketing, distribution, agency or brokerage agreement in which the annual amount involved in fiscal 2007 exceeded $5,000 in aggregate amount or pursuant to which C & J Financial has granted or received most favored nation pricing provisions or exclusive marketing rights related to any product, group of products or territory;

          (e) Any lease for realty or personal property in which the amount of payments that C & J Financial is required to make on an annual basis exceeds $1,500;

          (f) Any instrument evidencing or related in any way to indebtedness incurred in the acquisition of companies or other entities or indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, leasehold obligations or otherwise;

          (g) Any material license agreement, either as licensor or licensee;

          (h) Any contract containing covenants purporting to limit the freedom of C & J Financial to compete in any line of business in any geographic area;

          (i) Any insurance policy or fidelity or surety bond;

          (j) Any agreement of indemnification relating to C & J Financial or any of its managers, members or employees;

          (k)  Any  agreement,   contract  or  commitment  relating  to  capital
     expenditures that involves future payments individually in excess of $1,500 or in the aggregate in excess of $5,000 by C & J Financial;

          (l) Any agreement, contract or commitment relating to personal services to be rendered by any person to C & J Financial requiring the payment of more than $1,000 per month or the disposition or acquisition of any assets by C & J Financial; or

          (m) Any other agreement, contract or commitment that is material to C & J Financial's business.

     Each agreement, contract, mortgage, indenture, plan, lease, instrument, permit, concession, franchise, arrangement, license, regulations and commitment listed on the C & J Financial Disclosure Schedule pursuant to this Section 3.14 is valid and binding on C & J Financial, and is in full force and effect, and neither C & J Financial nor, to the best knowledge of C & J Financial, any other party thereto has breached or is aware of any facts that would lead it to believe that it has breached, any provision of, or is in default under the terms of any such agreement, contract, mortgage, indenture, plan, lease, instrument, permit, concession, franchise, arrangement, license, regulation or commitment. To the best knowledge of C & J Financial, no such agreement, contract, mortgage, indenture, plan, lease, instrument, permit, concession, franchise, arrangement, license or commitment contains any material liquidated damages, penalty or similar provision. To the best knowledge of C & J Financial, no party to any such agreement contract, mortgage, indenture, plan, lease, instrument, permit, registration, concession, franchise, arrangement, license or commitment intends to cancel, withdraw, modify or amend the same.

     3.15 Taxes

          (a) For all periods since its organization, C & J Financial has been recognized by all Taxing Authorities as a partnership and not as a corporation or other entity, and all tax returns, statements, reports and forms (including, but not limited to, estimated Tax returns and reports and information returns and reports) required to be filed with any Taxing Authority (as defined in Section 3.15(f) below) with respect to any Taxable period ending on or before the Closing Date, by or on behalf of C & J Financial (collectively, the "C & J Financial Returns"), have been or will be filed when due (including any extensions of such due date), and all amounts shown due thereon on or before the Closing Date have been or will be paid on or before such date. The balance sheets included in the May 31, 2007 Unaudited Financial Statement (i) fully accrues all actual and contingent liabilities for Taxes with respect to all periods through May 31, 2007 and C & J Financial has not and will not incur any Tax liability in excess of the amount reflected on the May 31, 2007 Unaudited Financial Statement with respect to such periods and (ii) properly accrues in accordance with GAAP all liabilities for Taxes payable after May 31, 2007 with respect to all transactions and events occurring on or prior to such date.

          (b) No material Tax liability since May 31, 2007 has been incurred other than in the ordinary course of business and adequate provision has been or will be made for all Taxes since that date in accordance with GAAP on at least a quarterly basis. C & J Financial has withheld and paid to the applicable Taxing Authority all amounts required to be withheld. Neither C & J Financial nor any member of any affiliated or combined group of which C & J Financial has been a member has granted any extension or waiver of the limitation period applicable to any of the C & J Financial Returns.

          (c) The Unitholders agree to be jointly and severally liable for paying any premium tax due and owing with respect to C & J Financial's operations ending on or before the Closing Date. Security National agrees to be liable for paying any premium tax due and owing with respect to C & J Financial's operations beginning after the Closing Date.

          (d) There is no material claim, audit, action, suit, proceeding or investigation now pending or (to the best knowledge of C & J Financial) threatened against or with respect to C & J Financial in respect of any Tax or assessment. No notice of deficiency or similar document of any Tax Authority has been received by C & J Financial, and there are no liabilities for Taxes (including liabilities for interest additions to tax and penalties thereof and related expenses) with respect to the issues that have been raised (and are currently pending) by any Tax Authority that could, if determined adversely to C & J Financial, materially and adversely affect the liability of C & J Financial for Taxes. There are no liens for Taxes against the assets of C & J Financial except liens for current Taxes not yet due. C & J Financial has not been and will not be required to include any material adjustment in its Taxable income for any Tax period (or portion thereof) pursuant to the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Closing.

          (e) There is no contract, agreement, plan or arrangement, including, but not limited to, the provisions of this Agreement, covering any employee or independent contractor or former employee or independent contract of C & J Financial that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the Code. Other than pursuant to this Agreement, C & J Financial is not a party to or bound by (nor will it, prior to the Closing Date, become a party to or become bound by) any tax indemnity, tax sharing or tax allocation agreement (whether written, oral or arising under operation of federal law as a result of C & J Financial being a member of a group filing consolidated tax returns, under operation of certain state law as a result of C & J Financial being a member of a group filing consolidated tax returns, under operation of certain state laws as a result of C & J Financial being a member of a unitary group or under comparable laws of other states or foreign jurisdictions) that includes a party other than C & J Financial. C & J Financial has listed in Schedule 3.15 of the C & J Financial Disclosure Schedule all of C & J Financial's material federal and state tax returns for years ending December 31, 2006 and 2005, information statements, reports work papers, Tax opinions, Tax memoranda and other Tax data and documents of C & J Financial that C & J Financial has furnished or made available to Security National or will furnish or make available to Security National prior to the Closing Date of this Agreement.

          (f) The federal income tax returns of C & J Financial have not been audited by the Internal Revenue Service, (or a predecessor agency). C & J Financial has not received any notice of assessment or proposed assessment of any United States, State or other tax measured by its income, property or transactions, and no issues have been raised by any taxing authority providing a basis for any additional assessment of any such tax. C & J Financial has not waived any law or regulation fixing, or consenting to the extension of, any period of time for the assessment of any tax or other governmental imposition, or become committed so to do, except as described in Schedule 3.15 which is true, complete and correct in all material respects. The reserves for current taxes accrued on the books of C & J Financial are reasonable and adequate in amount. The Unitholders agree to indemnify Security National for any and all tax assessments not accrued on the books of C & J Financial and related to any income, events, transactions, or time periods prior to the Closing, except for any tax which may become due on income previously excluded from taxable income.

          (g) For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, privilege, intangible, profits, license, withholding, payroll, employment, excise, insurance, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to or additional amount imposed by any Governmental Entity (a "Taxing Authority") responsible for the imposition of any such tax (whether domestic or foreign), (ii) any liability for the payment of any amounts of the type described in clause
     (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period and (iii) any liability for the payment of any amounts of the type described in clause (i) or clause (ii) above as a result of any express or implied obligation to indemnify any other person or entity.

     3.16  Interests  of Managers  and Members . Except as described in Schedule
3.16 of the C & J Financial Disclosure Schedule, none of C & J Financial's managers and members (or relatives of such persons living in the same household) have any material interest in any property, whether real or personal, tangible or intangible, used in or pertaining to C & J Financial's business.

     3.17 Intellectual Property .

          (a) C & J Financial owns or is licensed or otherwise entitled to exercise all rights under or with respect to all intellectual property including without limitation, patents, copyrights, trademarks or service marks owned or used in connection with its business. Schedule 3.17 of the C & J Financial Disclosure Schedule lists all patents, trademarks, works of authorship, registered and unregistered copyrights, registered and unregistered trademarks, trade names and service marks, and all applications therefor owned or licensed by C & J Financial (the "Intellectual Property Rights"), and further specifies the jurisdictions in which each such matter and registration has been filed, including the respective registration or application numbers. Schedule 3.17 of the C & J Financial Disclosure Schedule also lists all material licenses, sublicenses and other agreements (oral or written) as to which C & J Financial is a party and pursuant to which C & J Financial or any other person or entity owns or is licensed or otherwise authorized or obligated with respect to any Intellectual Property Right and includes the identity of all parties thereto. C & J Financial is not, nor as a result of the execution and delivery of this Agreement or the performance of C & J Financial's obligations hereunder will be, in violation of any license, sublicense or other agreement applicable to it, whether or not described in the C & J Financial Disclosure Schedule. Except to the extent clearly and conspicuously disclosed in Schedule 3.17 of the C & J Financial Disclosure Schedule, C & J Financial is the sole and exclusive owner or licensee of, with full right, title and interest in and to (free and clear of any liens, claims or encumbrances), the Intellectual Property Rights, and has the sole and exclusive right in respect thereof (and, except as set forth in
     Schedule 3.17 of the C & J Financial Disclosure Schedule is not contractually obligated to pay any compensation to any third party with respect thereto).

     3.18 Restrictions on Business Activities . There is no material agreement, judgment, injunction, order or decree binding upon C & J Financial that has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of C & J Financial, any acquisition of property by C & J Financial or the conduct of business by C & J Financial as currently conducted or as currently proposed to be conducted.

     3.19 Title to Properties;  Absence of Liens and Encumbrances;  Condition of
                                Equipment.

          (a) Schedule 3.19 of the C & J Financial Disclosure Schedule sets forth a true, complete and accurate list of all real property owned or leased by C & J Financial and summarizes all material lease terms, including the aggregate annual rental or other fees payable, the length of all leases and the number of extensions available.

          (b) C & J Financial has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, whether real, personal or mixed, used in its business, free and clear of any liens (other than liens for taxes that are not yet delinquent), claims, charges, pledges, security interests or other encumbrances, except as reflected in the May 31, 2007 Unaudited Financial Statement and except for such imperfections of title and encumbrances, if any, that are not substantial or material in character, amount or extent, and that do not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby.

          (c) The machinery, equipment and other personal property (collectively, the "Equipment") owned or leased by C & J Financial is, taken as a whole (i) adequate for the conduct of the business of C & J Financial consistent with its past practice, (ii) suitable for the uses to which it is currently employed, (iii) in good operating condition, (iv) regularly and properly maintained and (v) free from all defects, except, with respect to clauses (ii) through (iv) of this Section 3.19(c), as would not have a material adverse effect on the Business Condition of C & J Financial.

     3.20 Governmental Authorizations and Licenses . C & J Financial is the holder of all licenses, authorizations, permits, concessions, registrations, certificates and other franchises of any Governmental Entity required to operate its business (collectively, the "Licenses") and is in compliance with the terms, conditions, limitations, restrictions, standards, prohibitions, requirements and obligations of all of such Licenses, except where the failure to hold any such License or to so comply would not have a material adverse effect on the Business Condition of C & J Financial. The Licenses are in full force and effect on the date hereof and will be in full force and effect on the Closing Date. Except as noted in Section 3.8 hereof, there is not now pending, nor to the best knowledge of C & J Financial is there threatened, any action, suit, investigation or proceeding against C & J Financial before any Governmental Entity with respect to the Licenses, nor is there any issued or outstanding notice, order or complaint with respect to the violation by C & J Financial of the terms of any such License or any rule or regulation applicable thereto.

     3.21 Environmental Matters .

          (a) To the best knowledge of C & J Financial, no substance that is regulated by any Governmental Entity or that has been designated by any Governmental Entity to be radioactive, toxic, hazardous or otherwise a danger to health or the environment (a "Hazardous Material") is present in, on or under any property that C & J Financial has at any time owned, operated, occupied or leased.

          (b) To the best knowledge of C & J Financial, C & J Financial has not transported, stored, used, manufactured, released or exposed its employees or any other person to any Hazardous Material in violation of any applicable statute, rule, regulation, order or law, except where such violation would not have a material adverse effect on the Business Condition of C & J Financial.

          (c) To the best knowledge of C & J Financial, C & J Financial has obtained all permits, consents, waivers, exemptions, licenses, approvals and other authorizations (collectively, "Environmental Permits") required to be obtained under the applicable statutes, rules, regulations, orders or laws of any Governmental Entity relating to land use, public and employee health and safety, pollution or protection of the environment (collectively, "Environmental Laws"), except where the failure to obtain such an Environmental Permit would not have a material adverse effect on the Business Condition of C & J Financial. Schedule 3.21 of the C & J Financial Disclosure Schedule sets forth a true, complete and accurate list of all such Environmental Permits, each of which is in full force and effect on the date hereof and will be in full force and effect on the
     Closing Date. C & J Financial (i) is in full compliance in all of the material respects with all of the terms and conditions of the Environmental Permits and (ii) is in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered into, promulgated by or approved thereunder. C & J Financial has not received any notice nor is C & J Financial aware of any past or present condition or practice of the business conducted by C & J Financial that forms or that could be reasonably expected to form the basis of any material claim, action, suit, proceeding, hearing or investigation against C & J Financial, arising out of the manufacture, processing, distribution, use, treatment, storage, spill, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Material by C & J Financial.

     3.22 Insurance . Schedule 3.22 of the C & J Financial Disclosure Schedule lists and summarizes all insurance policies and fidelity or surety bonds covering the assets, Inventories, business, equipment, properties, operations, employees, managers and members of C & J Financial, the amounts of coverage under each such policy and bond of C & J Financial. Except as disclosed on the C & J Financial Disclosure Schedule, all premiums payable under all of such policies and bonds have been paid and C & J Financial is otherwise in full compliance with the terms of all of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Such policies of insurance and bonds are of the type and in amounts customarily carried by persons and entities conducting businesses similar to that of C & J Financial. C & J Financial does not know of any threatened termination of or material premium increase with respect to, any of such insurance policies or bonds.

     3.23 Labor Matters. To the best knowledge of C & J Financial, C & J Financial is in compliance in all material respects with all currently applicable laws, rules and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages and hours and occupational safety and health and employment practices, and has not and currently is not engaged in any unfair labor practice. C & J Financial has not received any notice from any Governmental Entity, and there has not been asserted before any Governmental Entity, any claim, action or proceeding to which C & J Financial is a party or involving C & J Financial, and there is neither pending nor, to C & J Financial's best knowledge, threatened, any investigation or hearing concerning C & J Financial arising out of or based upon any such law, regulation or practice.

     3.24 Questionable Payments . Neither C & J Financial nor, to C & J Financial's best knowledge, any manager, member or other employee of C & J Financial has: (i) made any payments or provided services or other favors in the United States or in any foreign country in order to obtain preferential treatment or consideration by any Governmental Entity with respect to any aspect of the business of C & J Financial or any of its Subsidiaries or (ii) made any political contributions that would not be lawful under the laws of the United States and the foreign country in which such payments were made. Neither C & J Financial nor, to C & J Financial's best knowledge, any manager, member or other employee of C & J Financial nor, to C & J Financial's best knowledge, any customer or supplier of any of them, has been the subject of any inquiry or investigation by any Governmental Entity in connection with payments or benefits or other favors to or for the benefit of any governmental or armed services official, agent, representative or employee with respect to any aspect of the business of C & J Financial or with respect to any political contribution.


                                   ARTICLE IV

                            COVENANTS OF UNITHOLDERS

     4.1 Unitholder to Sell Units in Transaction. The Unitholder Culp Industries joins and agrees to sell its respective units in the transaction. The Unitholder represents and warrants that such agreement set forth in this Section 4.1 constitutes a valid and legally binding obligation of the Unitholder, enforceable against the Unitholder in accordance with its terms and that such agreement has been duly authorized and approved and adopted by or on behalf of Unitholder by all necessary action.


          ARTICLE VREPRESENTATIONS AND WARRANTIES OF SECURITY NATIONAL

     Except as noted on the Security National Disclosure Schedule, Security National represents and warrants as follows:

     5.1 Organization, Good Standing and Power . Security National is a corporation validly existing and in good standing under the laws of the state of Utah and each has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Security National has delivered to the Shareholders complete and correct copies of its Articles of Incorporation and Bylaws, as amended to the date hereof.

     5.2 Authority

          (a) Security National has all requisite corporate power and authority to enter into and execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby, subject to approval of the transactions by applicable state insurance commissioners and other relevant Governmental Entities having jurisdiction over its business. This
     Agreement, when executed and delivered by Security National, will constitute the valid and binding obligation of Security National, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

          (b) To the best knowledge of Security National, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby, will not conflict with or result in any violation of any material statute, law, rule, regulation, judgment, order, decree or ordinance applicable to Security National or any of its Subsidiaries or their respective properties or assets, nor will it conflict with or result in any breach or default (with or without the giving of notice or the lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of any material benefit under (i) any provision of the Articles of Incorporation or Bylaws of Security National or of any of its Subsidiaries or (ii) any material agreement, contract, note, mortgage, indenture, lease, instrument, permit, concession, franchise or license to which Security
     National or any of its Subsidiaries is a party or by which Security National or any of its Subsidiaries or their respective properties or assets may be bound or affected.

     5.3 Board Aut horization. Prior to the Closing, the Board of Directors of Security National will have authorized the execution and delivery of this Agreement and the performance by Security National of its obligations under the Agreement.


                                   ARTICLE VI

                    CONDUCT AND TRANSACTIONS PRIOR TO CLOSING
                           DATE; ADDITIONAL AGREEMENT

     6.1     Conduct of Business of C & J Financial.

          (a) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, C & J Financial shall carry on its business in the usual, regular and ordinary course in substantially the same manner as conducted prior to the date of this Agreement and, to the extent consistent with such businesses, use all commercially reasonable efforts consistent with past practice and policies to preserve intact its present business organizations, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, agents, brokers, licensors, licensees, Governmental Entities, and others having business dealings with them, to the end that its good will and ongoing businesses shall be unimpaired at the Closing Date. C & J Financial shall promptly notify Security National of any event or occurrence not in the ordinary course of business of C & J Financial, and any event which could have a material and adverse effect on the Business Condition of C & J Financial. Except as expressly contemplated by this Agreement or disclosed in the C & J Financial Disclosure Schedule, C & J Financial shall not, without the prior written consent of Security National:

               (i) Grant any options, warrants, or unit purchase rights;

               (ii) Enter into any commitment or transaction not in the ordinary course of business to be performed over a period longer than six months in duration, or to purchase fixed assets with an aggregate purchase price exceeding $5,000, or (ii) sell or commit to sell any products with an aggregate purchase price greater than $5,000 in any single month if the expected profit margins are lower than those customarily obtained for sales of similar products by C & J Financial in the past.

               (iii) Grant any severance or termination pay to any manager, member, employee or consultant, except mandatory payments made pursuant to standard written agreements outstanding on the date hereof (any such agreement or arrangement to be disclosed in Schedule 6.1 of the C & J Financial Disclosure Schedule);

               (iv)  Transfer  to  any  person  title  to  any  rights  to C & J
          Financial Intellectual Property Rights except in the ordinary course of business;

               (v) Enter into or amend any agreements pursuant to which any other party is granted marketing, agency or other similar rights of any type or scope with respect to any products of C & J Financial;

               (vi) Except in the ordinary course of business with prior notice of Security National, violate, amend or otherwise modify the terms of any of their material contracts binding on C & J Financial set forth on the C & J Financial Disclosure Schedule;

               (vii) Commence a lawsuit other than for the routine collection of bills or for a breach of this Agreement;

               (viii) Declare or pay any distributions (whether in cash, units or property), or split, combine or reclassify any of its units or issue or authorize the issuance of any other securities in respect of, lieu of or in substitution for its units, or repurchase or otherwise acquire, directly or indirectly, any of its units except from former employees, directors and consultants in accordance with agreements providing for the repurchase of units in connection with any termination of service to C & J Financial;

               (ix) Issue, deliver or sell, authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any units or securities convertible into, or subscriptions rights, warrants, or options to acquire, or other agreements or commitments of any character obligating it to issue any such units;

               (x) Solicit approval for and effect any amendments to C & J Financial's Articles of Organization or Operating Agreement (other than as contemplated by this Agreement); (xi) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Business Condition of C & J Financial;

               (xii) Sell, lease, license or otherwise dispose of any of its properties or assets except in the ordinary course of business and consistent with past practice;

               (xiii) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others or loan money to others;

               (xiv) Adopt or amend any Plan, or enter into any employment contract, pay any special bonus or special remuneration to any director, employee or consultant, or increase the salaries or wage rates of its employees other than pursuant to scheduled employee reviews under C & J Financial's normal employee review cycle, as the case may be, or in connection with the hiring of employees other than officers in the ordinary course of business, in all cases consistent with past practice; (xv) Revalue any of its assets, including without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business and consistent with past practice;

               (xvi) Pay, discharge or satisfy in an amount in excess of $2,500 in any one case any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against C & J Financial's Financial Statements or those incurred after the date of the May 31, 2007 Unaudited Balance Sheet in the ordinary course of business;

               (xvii) Make any material tax election other than in the ordinary course of business and consistent with past practice, change any material tax election, adopt any material tax accounting method practice, change any material tax accounting method, file any material tax return (other than any estimate tax returns, payroll tax returns or sale tax returns) or any amendment to a material tax return, enter into any closing agreement, settle any tax claim or assessment, or consent to any tax claim or assessment, without the prior written or unwritten consent of Security National, which consent will not be reasonably withheld; and

               (xviii) Engage in any activities or transactions that are outside the ordinary course of its business consistent with past practice.

          (b) Unless and until this Agreement shall have been terminated by either party pursuant to Article VIII, C & J Financial shall not, directly or indirectly, through any manager, member, agent or otherwise, (i) solicit, initiate or encourage submission or proposals or offers from any person relating to any acquisition or purchase of all or substantially all of the assets of, or any equity interest in, C & J Financial or any merger, consolidation, business combination or similar transaction with C & J Financial, or (ii) participate in any discussions or negotiations regarding, furnish to any other person any confidential information with respect to, or otherwise cooperate with any way with, or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing.

          (c) C & J Financial shall not take, or fail to take, any action which from the date hereof through the Closing would cause or constitute a breach of any of its representations, warranties and covenants set forth in this Agreement or which would from the date hereof through the Closing cause any of such representations or warranties to be inaccurate. In the event of, and promptly after becoming aware of, the occurrence of or the pending or threatened occurrence of any event which would cause or constitute such a breach of inaccuracy, C & J Financial shall give detailed notice thereof to the other parties and shall use its best efforts to prevent or promptly remedy such breach or inaccuracy.

          (d) C & J Financial shall promptly apply for or otherwise seek, and use its commercially reasonable efforts to obtain all consents and approvals required to be obtained by it for the consummation of this transaction, and C & J Financial shall use its best efforts to obtain all necessary consents, waivers and approvals under any of C & J Financial's material agreements, contracts licenses or leases in connection with this transaction, except such consents and approvals which Security National and C & J Financial agree that C & J Financial shall not seek to obtain, as contemplated by the C & J Financial Disclosure Schedule.

          (e) C & J Financial shall each use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement.

          (f) C & J Financial shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on C & J Financial with respect to this transaction and will promptly cooperate with and furnish information to Security National in connection with any such requirements imposed upon C & J Financial, Security National or any other party in connection with this transaction. C & J Financial shall take all reasonable actions to obtain (and to cooperate with Security National and its subsidiaries in obtaining) a consent, authorization, order or approval of, or any exception by, any Governmental Entity, required to be obtained or made by C & J Financial (or by Security National or its subsidiaries) in connection with this transaction or the taking of any action contemplated, by this Agreement, and to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated by this Agreement and to defend all lawsuits or other legal
     proceedings   challenging   this  Agreement  or  the  consummation  of  the
     transactions contemplated hereby, to lift or rescind any injunction or restraining order or other order adversely affecting the ability or the parties to consummate the transactions contemplated hereby, and to effect all necessary registrations and filings and submissions or information required by any Governmental Entity, and to fulfill all conditions to this Agreement.

          (g) C & J Financial shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to this transaction and will promptly cooperate with and furnish information to C & J Financial in connection with this transaction. C & J Financial shall take all reasonable actions to obtain (and to cooperate with C & J Financial in obtaining) and consent, authorization, order or approval of, or exemption by, and Governmental Entity required to be obtained or made by C & J Financial action contemplated by this Agreement, and to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby to lift or  rescind  any  injunction  or  restraining  order  or  other  order adversely affecting the ability of the parties to consummate the transaction contemplated hereby, and to effect all necessary registrations and filings and submissions of information required by any Governmental Entity, and to fulfill all conditions to this Agreement.

          (h) C & J Financial shall give Security National and its agents, full and complete access to all books, records, personnel, properties, assets and facilities of C & J Financial for Security National's inspection and due diligence, in its discretion and Security National may make copies of documents and information subject to Section 10.18 below.


                                   ARTICLE VII

                              CONDITIONS PRECEDENT

     7.1 Conditions to Each Party's  Obligation to Effect This Transaction.

     The respective obligation of each party to effect this transaction shall be subject to the satisfaction prior to the Closing of the following conditions:

          (a) Legal Action. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of this transaction shall have been issued by any Governmental Entity and remain in effect, and no litigation seeking the issuance of such and order or injunction, or seeking relief against C & J Financial, or Security National if this transaction is consummated, shall be pending which, in the good faith judgment of C & J Financial's managers and members or Security National's Board of Directors (acting upon the written opinion of their respective outside counsel) has a reasonable probability of resulting in such order, injunction or relief and such relief would have a material adverse effect on the Business Condition of such party. In the event any such order or injunction shall have been issued, each party agrees to use commercially reasonable efforts to have an such injunction lifted.

     (b) Statutes. No action shall have been taken, and no statute, rule, regulation or order shall have been enacted, promulgated or issued or deemed applicable to this transaction by any Governmental Entity which would (i) make the consummation of this transaction illegal, (ii) prohibit Security National's or C & J Financial's ownership or operation of all or a material portion of the business or assets of C & J Financial, or Security National and its subsidiaries taken as a whole, or compel Security National or C & J Financial to dispose of or hold separate all or a material portion of the business or assets of C & J Financial, or Security National and its subsidiaries taken as a whole, as a result of this transaction or (iii) render Security National or C & J Financial unable to consummate this transaction, except for any waiting period provisions.

     7.2 Conditions to Obligations of C&F Financial. The obligations of C&F Financial to effect this transaction are subject to the satisfaction of the following conditions, unless waived by Security National:

          (a) Representations and Warranties. The representations and warranties of C & J Financial set forth in this Agreement (determined without regard to any materiality qualifiers, including without limitation "material adverse effect") shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, unless any failures to be true and correct, individually or in the aggregate, do not have and could not reasonably be expected to have a material adverse effect on the Business Condition of C & J Financial; and there shall have been no wilful breach by C & J Financial of any of its representations or warranties made in this Agreement. Security National shall have received a certificate signed by the Manager of C & J Financial to such effect on the Closing Date.

          (b) No Material Adverse Change. There shall have been no material adverse change in the Business Condition of C & J Financial from the date of this Agreement through the Closing Date and Security National shall have received a certificate signed by the Manager of C & J Financial to such effect on the Closing Date.

          (c) Performance of Obligations of C & J Financial and Unitholders. C & J Financial and the Unitholders shall have performed all obligations and covenants required to be performed by it under this Agreement prior to the Closing Date, and Security National shall have received a certificate signed by the Manager of C & J Financial to such effect on the Closing Date.

          (d) Resignation of Managers and Members. The Managers and Members of C & J Financial in office immediately prior to the Closing Date shall have resigned as Managers and Members, respectively, of C & J Financial effective as of the Closing Date.

          (e) Legal Opinion. Security National shall have received an opinion of C & J Financial's legal counsel, in form and substance acceptable to Security National, to the effect that:

          (i) this Agreement has been duly authorized, executed and delivered by C & J Financial and constitutes the valid and binding obligations of C & J Financial and the Unitholders and all action required by C & J Financial in order to effect the transactions contemplated hereby has been taken;

          (ii) C & J Financial is a limited liability company duly organized and validly existing in good standing under the laws of the State of Alabama and is duly authorized to conduct its business as presently conducted;

          (iii) the capital structure of C & J Financial consists of 66-2/3rds units of C & J Financial issued and outstanding, all of which are owned by the Unitholders. All issued and outstanding units have been duly authorized, validly issued and are fully-paid and nonassessable and were not issued in violation of the pre-emptive rights of any Unitholder;


          (iv) upon delivery to Security National of the certificates evidencing all of the issued and outstanding units, said units be free and clear of all liens, claims, encumbrances or other adverse interests; and

          (v) neither the execution and delivery by C & J Financial of this Agreement, nor the compliance by C & J Financial with the terms and provisions hereof, will conflict with or result in a breach of (A) any of the terms, conditions or provisions of the Articles of Organization, the Operating Agreement or any other governing instrument with respect to C & J Financial, or (B) with any judgment, order, injunction, decree, law, statute, regulation or ruling with or of any court or Governmental Entity known to such counsel to which C & J Financial is subject, or will constitute a default thereunder. In rendering such opinion, such counsel may rely, to the extent such counsel deems such reliance necessary or appropriate, upon certificates of public officials or of any manager of C & J Financial, provided the extent of such reliance is specified in such opinion and executed copies of such opinions and certificates are furnished to Security National.

     7.3 Conditions to Obligations of Security National. The obligation of Security National to effect this transaction is subject to the satisfaction of the following conditions unless waived by C & J Financial and the Unitholders.

          (a) Representations and Warranties. The representations and warranties of Security National set forth in this Agreement shall be true and correct in all material respects (except for such representations and warranties which are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all aspects) (i) as of the date of this Agreement, and (ii) as of the Closing Date as though made on and as of each such date, except as otherwise contemplated by this Agreement, and C & J Financial shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of Security National to such effect.

          (b) Performance of Obligations of Security National. Security National shall have performed all obligations and covenants required to be performed by them under this Agreement prior to the Closing Date, and C & J Financial shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of Security National to such effect.

          (c) Legal Opinion. C & J Financial and the Unitholders shall have received an opinion of Security National's legal counsel, in form and substance satisfactory to the C & J Financial, to the effect that:

               (i) Security National is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah with all requisite corporate power and corporate authority to execute, deliver and preform this Agreement;

               (ii) the execution, delivery and performance of this Agreement by Security National will not conflict with any of the terms, provisions or conditions of the Articles of Organization or the Operating Agreement of Security National;

               (iii) the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of Security National and is enforceable against Security National in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditor's rights generally.

     In rendering such opinion such counsel may rely, to the extent such counsel deems such reliance necessary or appropriate, upon certificates of public officials or of any officer or officers of Security National, provided the extent of such reliance is specified in such opinion and executed copies of such certificates are furnished to C & J Financial.

          (d) Payment of Purchase Consideration. Security National shall pay or provide the Purchase Consideration as required in Section 1.2 of this Agreement.


                                  ARTICLE VIII

                                   TERMINATION

     8.1 Termination.

          (a) This  Agreement may be terminated at any time prior to the Closing
     Date:

               (i) by mutual written agreement of Security National, C & J Financial, and the Shareholders;

               (ii) by Security National, if there has been a breach by C & J Financial or the Unitholders of any representation, warranty, covenant or agreement set forth in this Agreement on the part of C & J Financial or the Unitholders which is material and which C & J
          Financial or the Unitholders fails to cure within five (5) business days after notice thereof is given by Security National (except that no cure period shall be provided for a breach by C & J Financial or the Unitholders which by its nature cannot be cured);

               (iii) by C & J Financial or the Unitholders, if there has been a breach by Security National of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Security National which is material and which Security National fails to cure within five (5) business days after notice thereof is given by C & J Financial (except that no cure period shall be provided for a breach by Security National which by its nature cannot be cured);

               (iv) by Security National, C & J Financial or the Unitholders if any permanent injunction or other order of a court or other competent authority preventing this transaction shall have become final and nonappealable.

          (b) In the event of termination of this Agreement as provided in this Section, the provisions of this Agreement shall forthwith become void, except that the agreements contained or referred to in Sections 10.15 (expenses), 10.16 (brokers, finders), 10.17 (public announcements) and 10.18(confidentiality) shall survive. Notwithstanding the foregoing, in the event of a breach of this Agreement by any party hereto, nothing herein shall limit the remedies at law or in equity of the other party with respect thereto.

                            ARTICLE IXINDEMNIFICATION

     9.1 Obligation of Unitholders to Indemnify. Subject to the time limitations set forth in Section 10.1 below, the Unitholders each agree to indemnify, defend and hold harmless Security National and its respective directors, officers, employees, agents, subsidiaries, affiliates, successors and assigns, from and against all losses, liabilities, claims, damages, deficiencies, costs and expenses, including without limitation interest, penalties and attorney's fees and disbursements (collectively, the "Losses" and singularly, a "Loss"), based upon, arising out of or otherwise related to any inaccuracy in or any breach of any representation, warranty, covenant or agreement of C & J Financial contained in this Agreement or in any document or other papers delivered pursuant to this Agreement, including the May 31, 2007 Unaudited Financial Statement, and in respect of any third party claim made based upon facts alleged which, if true, would have constituted any such inaccuracy or breach. For purposes of this Agreement, Security National shall be deemed to have suffered a Loss if and to the extent that such Loss has been suffered by C & J Financial. Notwithstanding the foregoing, the time limitations set forth in Section 10.1 below do not apply to C & J Financial's tax obligations set forth in Section 3.15 hereof. 9.2 Notice and Opportunity to Defend. (a) Notice of Asserted Liability. Promptly after receipt by any person entitled to indemnity under this Agreement (the "Indemnitee") of notice of any demand, claim or circumstances which, with the lapse of time, would or might give rise to a claim or the commencement or threatened commencement of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, the Indemnitee may, at its option, give notice thereof (the "Claims Notice") to the Unitholders (the "Indemnifying Party"). The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimate, if necessary and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee. (b) Opportunity To Defend. The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within thirty (30) days after the Claims Notice is given or sooner, if the nature of the Asserted Liability so requires, notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim over the objection of the other, provided, however, that consent to settlement or compromise shall not be unreasonably withheld. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the defense of such Asserted Liability. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense. (c) Disputes with Third Parties. Anything in this Section 9.2(c) to the contrary notwithstanding, in the case of any Asserted Liability by any supplier, distributor, agent, broker, shareholder, franchisee, customer or other third party doing business with C & J Financial prior to the Closing in connection with which Security National may make a claim against the Indemnifying Party for indemnification pursuant to this Section 9.2(c), Security National may, at its option, give a Claims Notice with respect thereto but, unless Security National and the Indemnifying Party otherwise agree, Security National shall have the exclusive right at its option to defend any such matter, subject to the duty of Security National to consult with the Indemnifying Party and its attorneys in connection with such defense and provided that no such matter shall be compromised or settled by Security National without the prior consent of the Indemnifying Party, which consent shall not be unreasonably withheld. The Indemnifying Party shall have the right to recommend in good faith Security National proposals to compromise or settle claims brought by a supplier, agent, or customer, and Security National agrees to present such proposed compromises or settlements to such supplier, distributor, shareholder, franchisee or customer. All amounts required to be paid in connection with any such Asserted Liability pursuant to the determination of any court, governmental or regulatory body or arbitrator, and all amounts required to be paid in connection with any such compromise or settlement consented to by the Indemnifying Party, shall be borne and paid by the Indemnifying Party. The parties agree to cooperate fully with one another in the defense, compromise or settlement of any Asserted Liability. In the event any compromise, settlement or judgment amount includes amounts resulting from frivolous or groundless claims or defenses made by Indemnitee, the Indemnifying Party shall not bear the portion of the amount to be paid relating to such frivolous or groundless claims. ARTICLE XGENERAL PROVISIONS-31-


     9.1 Obligation of Unitholders to Indemnify. Subject to the time limitations set forth in Section 10.1 below, the Unitholders each agree to indemnify, defend and hold harmless Security National and its respective directors, officers, employees, agents, subsidiaries, affiliates, successors and assigns, from and against all losses, liabilities, claims, damages, deficiencies, costs and expenses, including without limitation interest, penalties and attorney's fees and disbursements (collectively, the "Losses" and singularly, a "Loss"), based upon, arising out of or otherwise related to any inaccuracy in or any breach of any representation, warranty, covenant or agreement of C & J Financial contained in this Agreement or in any document or other papers delivered pursuant to this Agreement, including the May 31, 2007 Unaudited Financial Statement, and in respect of any third party claim made based upon facts alleged which, if true, would have constituted any such inaccuracy or breach. For purposes of this Agreement, Security National shall be deemed to have suffered a Loss if and to the extent that such Loss has been suffered by C & J Financial. Notwithstanding the foregoing, the time limitations set forth in Section 10.1 below do not apply to C & J Financial's tax obligations set forth in Section 3.15 hereof.

     9.2 Notice and Opportunity to Defend.

          (a) Notice of Asserted Liability. Promptly after receipt by any person entitled to indemnity under this Agreement (the "Indemnitee") of notice of any demand, claim or circumstances which, with the lapse of time, would or might give rise to a claim or the commencement or threatened commencement of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, the Indemnitee may, at its option, give notice thereof (the "Claims Notice") to the Unitholders (the "Indemnifying Party"). The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimate, if necessary and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee.

          (b) Opportunity To Defend. The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within thirty (30) days after the Claims Notice is given or sooner, if the nature of the Asserted Liability so requires, notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability.
     Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim over the objection of the other, provided, however, that consent to settlement or compromise shall not be unreasonably withheld. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the defense of such Asserted Liability. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

          (c) Disputes with Third Parties. Anything in this Section 9.2(c) to the contrary notwithstanding, in the case of any Asserted Liability by any supplier, distributor, agent, broker, shareholder, franchisee, customer or other third party doing business with C & J Financial prior to the Closing in connection with which Security National may make a claim against the Indemnifying Party for indemnification pursuant to this Section 9.2(c), Security National may, at its option, give a Claims Notice with respect thereto but, unless Security National and the Indemnifying Party otherwise agree, Security National shall have the exclusive right at its option to defend any such matter, subject to the duty of Security National to consult with the Indemnifying Party and its attorneys in connection with such defense and provided that no such matter shall be compromised or settled by Security National without the prior consent of the Indemnifying Party, which consent shall not be unreasonably withheld. The Indemnifying Party shall have the right to recommend in good faith Security National proposals to compromise or settle claims brought by a supplier, agent, or customer, and Security National agrees to present such proposed compromises or settlements to such supplier, distributor, shareholder, franchisee or customer. All amounts required to be paid in connection with any such Asserted Liability pursuant to the determination of any court, governmental or regulatory body or arbitrator, and all amounts required to be paid in connection with any such compromise or settlement consented to by the Indemnifying Party, shall be borne and paid by the Indemnifying Party. The parties agree to cooperate fully with one another in the defense, compromise or settlement of any Asserted Liability. In the event any compromise, settlement or judgment amount includes amounts resulting from frivolous or groundless claims or defenses made by Indemnitee, the Indemnifying Party shall not bear the portion of the amount to be paid relating to such frivolous or groundless claims.


ARTICLE X

                               GENERAL PROVISIONS

     10.1 Survival of Representations, Warranties, Covenants and Agreements . Except as provided below with regard to Section 3.15, all representations, warranties, covenants and agreements in this Agreement or in any document or instrument delivered pursuant to this Agreement shall be deemed to be conditions to this transaction and shall survive the consummation of this transaction for a period of twenty-four (24) months after the Closing Date. Notwithstanding the foregoing, except as provided below with regard to Section 3.15, all representations, warranties, covenants and agreements shall survive the Closing Date for forty-eight (48) months following the Closing Date if such representations, warranties, covenants and agreements are breached due to fraud or gross negligence. Notwithstanding the foregoing, the tax obligations set forth in Section 3.15 above shall survive the consummation of this transaction and the Closing Date for an indefinite period of time.

     10.2 Amendment . This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties hereto.

     10.3 Extension; Waiver . At any time prior to the Closing Date, C & J Financial and Security National, by action taken by the Members in the case of C & J Financial or the respective Boards of Directors in the case of Security National, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties made to it contained herein or in any document or instrument delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of it contained herein. Any agreement on the part of either party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by such party.

     10.4 Notices . All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) or if sent by facsimile, confirmation received, to the respective party at the following addresses and/or facsimile numbers, with the original thereof being mailed by registered or certified mail, return receipt requested (or at such other address or facsimile number for the parties hereto as shall be specified by like notice):

          (a) If to Security National, to:

                           Security National Financial Corporation
                           5300 South 360 West, Suite 250
                           Salt Lake City, Utah  84123
                           Attn:  Scott M. Quist, President
                           Facsimile No.:  (801) 265-9882
                           Telephone No.: (801) 264-1060

                           With a copy to:

                           Mackey Price Thompson & Ostler
                           350 American Plaza II
                           57 West 200 South
                           Salt Lake City, Utah 84101
                           Attn:  Randall A. Mackey, Esq.
                           Facsimile No.:  (801) 575-5006
                           Telephone No.: (801) 575-5000

            (b) If to Culp or Unitholders, to:

                           Culp Industries, Incorporated
                           170 Jester Parkway
                           Rainbow City, Alabama 35906
                           Attn:  Henry Culp, Jr., President
                           Facsimile No.: (256) 442-0107
                           Telephone No.: (256) 442-0020

                           With a copy to:

                           Henslee, Robertson, Strawn & Sullivan, LLC
                           754 Chestnut Street
                           P.O. Box 246 Gadsden, Alabama 35902 Attn: R. Kent Henslee, Esq.

                           Telephone No.: (256) 543-9790
                           Facsimile No.: (256) 543-9378

     10.5 Interpretation . When a reference is made in this Agreement to Sections or Exhibits, such references shall be deemed to be to a Section or Exhibit to this Agreement, unless otherwise indicated. The words "include", "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation". The Table of Contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     10.6 Counterparts . This Agreement may be executed in one or more counterparts, all of which, when taken together, shall be considered one and the same agreement, and this Agreement shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

     10.7 Entire Agreement . This Agreement and the documents and instruments attached hereto as Exhibits and all other agreements between the parties hereto delivered pursuant to this Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof and are not intended to confer upon any other person or entity any rights or remedies hereunder except as otherwise expressly provided herein.

     10.8 No Transfer . This Agreement and the rights and obligations set forth herein may not be transferred or assigned by operation of law or otherwise without the written consent of both parties hereto. This Agreement is binding upon and will inure to the benefit of each party hereto and their respective successors and permitted assigns.

     10.9 Severability . If any provision of this Agreement, or the application thereof, is for any reason whatsoever and to any extent deemed to be invalid or unenforceable, the remainder of this Agreement and the application thereof to other persons, entities or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace any such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision hereof.

     10.10 Other Remedies . Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereto will be deemed cumulative with, and not exclusive of, any other remedy conferred hereby or by law or equity on such party; and the exercise of any one remedy will not preclude the exercise of any other remedy otherwise available at law or in equity.

     10.11 Further Assurances . The parties hereto agree to cooperate fully with other parties hereto and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by the other party hereto in order to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     10.12 No Third Party Beneficiary Rights . No provision of this Agreement is intended, nor will any provision hereof be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind whatsoever in any client, customer, supplier affiliate, stockholder, employee, distributor, partner of either party hereto or any other person or entity, and all of the provisions hereof shall be deemed to be personal in nature and between the parties to this Agreement.

     10.13 Mutual Drafting . This Agreement is the joint product of Security National and C & J Financial, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of Security National and C & J Financial, and shall not be construed for or against either party hereto.

     10.14 Governing Law . This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Alabama, without giving effect to its choice of law principles.

     10.15 Expenses . All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such costs and expenses. Those costs and expenses of C & J Financial will be paid immediately following this transaction by the Unitholders.

     10.16 Brokers or Finders . Security National, C & J Financial and the Unitholders each represent, as to itself and, to the extent applicable, its subsidiaries, that no agent, broker, investment banker or other firm or person is, or will be, entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

     10.17 Public Announcements . Each party hereto will consult in advance with the other concerning the timing and content of any announcements, press releases and public statements concerning this transaction and will not make any such announcement, press release or public statement without the other's prior consent; provided, however, that Security National may make any public statement or announcement concerning this transaction without C & J Financial's or the Shareholders' prior consent if, in the opinion of counsel for Security National, such public statement or announcement is required or advisable to comply with applicable law.

     10.18 Confidentiality . No party hereto shall release, publish, reveal or disclose, directly or indirectly, any business or technical information of the other party hereto or any of its Subsidiaries considered by the other party as "confidential", "secret" or "proprietary" (or words of similar meaning) including, but not limited to, systems, processes, formulas, recipes, data, functional specifications, computer programs, blue prints, know-how, improvements, discoveries, developments, designs, inventions, techniques, new products, marketing and advertising methods, distribution methods and programs, supplier agreements, customer or distributor lists, pricing policies, financial information, projections, forecasts, strategies, budgets or other information related to its business or its distributors, suppliers or customers (collectively, "Confidential Material"), except to the party's directors, officers, employees, financial advisors, legal counsel, independent public accountants or other agents, advisors or representatives who shall require access thereto on a "need-to-know" basis for the purpose of the transactions contemplated by this Agreement and who shall agree in writing to be bound by the terms of this Section 10.18. The parties hereto agree to take all reasonable precautions to safeguard the confidentiality of the other party's Confidential Material and to exercise the same degree of care with respect to such other party's Confidential Material that the party in possession of such Confidential Material exercises with respect to its own confidential information. Neither party hereto shall make or permit to be made, except in furtherance of the transactions contemplated by this Agreement, any copies, abstracts or summaries of the other party's Confidential Material. In addition, all Confidential Material belonging to the other party hereto shall be used solely for the purpose of the investigation and evaluation contemplated by this Section 10.19, and shall not be used for any other purpose, including any use that would be to the detriment of the other party hereto or its subsidiaries, nor shall such Confidential Material be used in competition with the other party hereto or its subsidiaries. The restrictions on disclosure of information contained in this
Section 10.18 do not extend to any information that (a) is already known to the receiving party; (b) was or is independently developed by the receiving party;
(c) is now or hereafter becomes available to the public other than as a consequence of a breach of obligations under this Section 10.18 or (d) is disclosed to third parties hereto outside of the receiving party in accordance with terms approved by the disclosing party. Upon written request, the parties hereto shall return all writings, documents and materials containing Confidential Material with a letter confirming that all copies, abstracts and summaries of the Confidential Material have been returned or destroyed. In the event that either party hereto becomes legally required to disclose the other party's Confidential Material, it shall provide such other party with prompt written notice of such requirement prior to such disclosure. In the event that a protective order or other remedy is not obtained, or such other party waives compliance with the provisions of this Section 10.18 with respect to the Confidential Material subject to such requirement, such party agrees to furnish only that portion of the Confidential Material that it is legally required to furnish and, where appropriate, agrees to use its best efforts to obtain assurances that such Confidential Material will be accorded confidential treatment.

     10.19 Attorney's Fees. In the event any legal action or arbitration or other proceeding is brought for the enforcement of this Agreement or in connection with any other provisions of this Agreement, the successful and prevailing party or parties shall be entitled to reasonable attorney's fees and other costs incurred in such action or proceeding.

     IN WITNESS WHEREOF, Security National, C & J Financial, Culp and the Unitholder have each caused this Agreement to be signed effective as of the date first written above.

                             SECURITY NATIONAL FINANCIAL CORPORATION



                             By:  /s/ Scott M. Quist, President
                                  -----------------------------
                                  Scott M. Quist, President


                              C & J FINANCIAL, LLC



                                  By: /s/ Henry Culp,
                                  Henry Culp, Jr., Manager



                                  /s/ Henry Culp, Jr.
                                  Henry Culp, Jr., personally


                             CULP INDUSTRIES, INCORPORATED



                                  By: /s/ Henry Culp, Jr.
                                     Henry Culp, Jr., President


                                   UNITHOLDER:

                                   CULP INDUSTRIES, INCORPORATED



                                   By: /s/ Henry Culp, Jr.
                                       Henry Culp, Jr., President

                                  EXHIBIT INDEX


         Exhibit 1  C & J Financial Disclosure Schedule

                                     ANNEX I

                             AGREEMENT BY UNITHOLDER
                               OF C & J FINANCIAL
                   TO SELL UNITS IN UNIT PURCHASE TRANSACTION

     Pursuant to the Unit Purchase Agreement by and among Security National Financial Corporation ("Security National"), C & J Financial, LLC ("C & J Financial"), Henry Culp, Jr., Culp Industries, Incorporated and the undersigned unitholder of C & J Financial dated as of July 16, 2007, the undersigned Culp Industries, Incorporated ("Culp Industries") hereby joins in said Unit Purchase Agreement for the sole and limited purpose of agreeing to exchange its units of C & J Financial for the consideration described in Section 1.2 of said Unit Purchase Agreement and making the representations and warranties described in
Article IV of said Unit Purchase Agreement, and the undersigned Henry Culp, Jr. also hereby joins in said Unit Purchase Agreement for the purpose of agreeing to exchange his units of C & J Financial and to cancel the Promissory Note described in Section 1.3 of said Unit Purchase Agreement for the consideration described in Section 1.2 of said Unit Purchase Agreement and also for the purpose of making the representations and warranties described in Articles III and IV of said Unit Purchase Agreement.

     Culp Industries hereby represents and warrants that it is and will be at Closing, the owner of the number of units following its name under the line for its signature and that such units are and will be at Closing, free and clear of all liens, claims, options, setoffs, proxies, voting agreements, charges and encumbrances.

     Culp Industries agrees that it will execute and deliver at Closing the form of Assignment attached hereto as Exhibit "A" to Annex I.

     This instrument may be executed in any number of counterparts, each of which shall be deemed an original.

     Executed as of July 16, 2007.



 /s/ Henry Culp, Jr.           /s/ Henry Culp, Jr.
 -------------------           ---------------

Culp Industries, Incorporation (66-2/3)     Henry Culp, Jr. (0)

     (The total number of units of C & J Financial owned by all Unitholders is 66-2/3)

                             EXHIBIT "A" TO ANNEX I

                     ASSIGNMENT OF UNITS OF C & J FINANCIAL

         This Assignment of Units of C & J Financial (this "Assignment") is made and entered into as of the 16th day of July, 2007, by the undersigned unitholder of C & J Financial, LLC ("C & J Financial"), as Assignor, to and for the benefit of Security National Financial Corporation ("Security National"), as Assignee, pursuant to and in accordance with that certain Unit Purchase Agreement (the "Agreement") by and among Security National Financial Corporation, C & J Financial, Henry Culp, Jr., Culp Industries, Incorporated and the undersigned unitholder of C & J Financial dated as of July 16, 2007, including the Annex I appended thereto.

     Pursuant to the Agreement and in consideration thereof, the undersigned hereby assigns, transfers and conveys to Security National the number of units following its name under the line for its signature and any and all claims it may have against C & J Financial, whether pursuant to its capital account therein or otherwise, and agrees to the following:

          1. The undersigned hereby represents and warrants that it is the owner of the units assigned hereunder to Security National, that such units are free and clear of liens, claims, options, setoffs, proxies, voting agreements, charges and encumbrances, and that it has full power and authority to enter into this Assignment.

          2. The undersigned also hereby represent and warrant that the 66-2/3 units of C & J Financial assigned hereunder to Security National are all of the issued and outstanding units of C & J Financial.

          3. This Assignment shall be binding upon and inure to the benefit of the Assignor and Assignee, and their respective legal representatives, successors, and assigns. The undersigned agree to execute or cause to be executed such other documents or instruments as may be necessary or appropriate to effectuate this Assignment.

          4. This Assignment shall be governed by and construed in accordance with the laws of the State of Alabama.

          EXECUTED and delivered as of the day and year first above written.



                                   /s/ Henry Culp, Jr.
                                       Culp Industries, Incorporated (66-2/3)